Exhibit 4.1

                               THE STANLEY WORKS

                         Chartered by the Legislature
                          of the State of Connecticut

COMMON STOCK                                       COMMON STOCK

Par Value $2.50                         THIS CERTIFICATE IS TRANSFERRABLE IN
                                   CHICAGO, ILLINOIS OR NEW YORK CITY, NEW YORK

Certificate                                             Shares
  Number                                                600620
ZQ 000178


                                                              CUSIP 854616 10 9


This Certifies that Mr. Sample and Mrs. Sample & Mr. Sample & Mrs. Sample is the owner of SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY fully paid and non-assessable shares of the Common Stock of The Stanley Works, transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by a Transfer Agent and registered by a Registrar.

Witness the facsimile seal of the Company and the signatures of its duly authorized officers.

                                           DATED (Month Day, Year)

                                           COUNTERSIGNED AND REGISTERED:
                                           COMPUTERSHARE INVESTOR SERVICES, LLC
                                           (CHICAGO)
                                           TRANSFER AGENT AND REGISTRAR,


/s/ John M. Trani                           By______________________________
Chairman and Chief Executive Officer           Authorized Signature


/s/ Bruce H. Beatt
Secretary



                               THE STANLEY WORKS
                                 INCORPORATED
                                    STANLEY
                                     1852
                             NEW BRITAIN CONN USA

THE STANLEY WORKS

A Statement of the designations, terms, limitations and relative rights and preferences of the shares of each class of the Company's stock authorized to be issued, and the variations in the relative rights and preferences between the shares of each series of any class authorized to be issued so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of each such class will be furnished to any shareholder, without charge, upon request to the Secretary of the Company.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common            UNIF GIFT MIN ACT -  Custodian
TEN ENT  - as tenants by the entireties                     ------------------
JT TEN   - as joint tenants with right                      (Cust)     (Minor)
           of survivorship and not          under Uniform Gifts to Minors
           as tenants in common             Act______________
                                                  State

                                          UNIF TRF MIN ACT -    Custodian
                                                          ---------------------
                                                         (Cust)     (Minor)
                                          under Uniform Transfers to Minors
                                          Act______________
                                                State


Additional abbreviations may also be used though not in the above list.

Rights Certificates and Certain Restrictions

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of February 26, 1986, as may be amended or superseded from time to time, between The Stanley Works and State Street Bank and Trust Company (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Stanley Works. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Stanley Works will mail to the holder of this certificate a copy the Rights Agreement as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associates thereof (as such terms are defined in the Rights Agreement) whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.


For value received __________ herby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________

______________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named

Company with full power of substitution in the premises.


Dated, __________________ 20__         Signature: ________________________


                                       Signature:________________________

                                       NOTICE: THIS SIGNATURE TO THIS
                                       ASSIGNMENT MUST CORRESPOND WITH THE NAME
                                       AS WRITTEN UPON THE FACE OF THE
                                       CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                                       ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                       WHATEVER.